EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Hauppauge Digital, Inc.
Hauppauge, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of Hauppauge Digital, Inc. (the "Company") on Form S-8 of our report dated December 4, 1998 relating to the consolidated financial statements of the Company appearing in the Company's Annual Report on Form 10-KSB for the year ended September 30, 1998.


/s/ BDO Seidman, LLP

BDO Seidman, LLP
Certified Public Accountants


Dated:    Melville, New York
          September 27, 1999





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